CONSULTING
                                    SERVICES
                                    AGREEMENT




Agreement Between:

Jon P. Taffer, an Individual
and
Innovative Hospitality Concepts, Inc.
1465 East 84th Place
Merrillville, Indiana 46410
U.S.A.
(219) 769-9000

(hereinafter called "IHC")

AND

Elephant & Castle Group Inc.
701 West Georgia Street
Suite 303
Vancouver, British Columbia V7Y 1E7
CANADA
(604) 684-6451

(hereinafter called "Client")

Date: June 28, 1996

Project:

     Five (5) Restaurants To Be Determined
     Location(s) To Be Determined



For and in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     I. IHC Services: As consideration for the Fee to be paid by Client, Jon Taffer, as President of IHC, and his IHC staff agrees to perform the following service(s):

          A. Provide support and consulting services to Client, as needed, for the development and Grand opening of five (5) Alamo Grill-type concept restaurants, including, but not limited to the following areas:

               1.   Provide consulting in menu revisions

               2.   Provide consulting and input in product specifications

               3. Provide consulting in Grand Opening Events, Promotions and Schedules

               4.   Provide consulting in restaurant design review.

               5.   Provide   consulting  in  formats  for   administrative  and
                    accounting   forms,   as  well  as  formats  for   financial
                    statements.

               6.   Provide consulting in landlord/tenant negotiations.

               7. Provide all recipe specifications and computer diskettes containing recipes.

               8 Various consulting, review and support on restaurant issues, as needed as defined by Client

          B. Such services shall be performed on a "hands on" basis, with any necessary support at the physical site of the restaurant under development


     II. IHC Fee: As consideration for the services to be performed by IHC herein, Client agrees to pay IHC the following fee for the services defined in Section I hereof:

               Support and General Consulting Fee
               For Each Restaurant
               (Five [5] Restaurants Total):     $10,000.00 U.S./Each Restaurant
                                                     Ten Thousand and no/100
                                                     Dollars (U.S. Funds),
                                                     payable upon commencement
                                                     of work for each
                                                     restaurant.

               TOTAL PROJECT FEE:                $50.000.00 U.S.
               ==================                ==========

          Client further agrees to pay IHC "Reimbursable Expenses," as set forth, but not limited to, the below:

          a.   air and ground transportation
          b.   food and beverages
          c.   hotel accommodations
          d.   incidentals
          e.   overnight and/or shipping charges
          f.   long-distance phone and facsimile charges
          g.   photocopies

          Reimbursable expenses are billed as they occur, with no administrative mark-up, and are due net 14 days.

          IHC shall confer with Client before incurring any reimbursable expenses in excess of $500 and, wherever possible, will permit Client to make, and pay directly for, all travel arrangements.

          Further Consideration: As further consideration for this Agreement, Taffer personally agrees not to sell, transfer or otherwise dispose of fifty percent (50%) of the Common Stock of Elephant & Castle Group Inc. (the "Shares") received by him as distribution on his ownership of Alamo Restaurants, Inc. until the sooner of eighteen (18) months following the closing of the purchase of the capital stock of The Alamo Grill, Inc. ("Closing"), provided that such restriction shall lapse as to one-fifth (1/5) of the Shares so restricted each three (3) months following such Closing provided that such restriction shall lapse in the entirety upon the grand opening by E&C of any one (I) additional Alamo Grill-type concept restaurant.

          Optional Training: In addition to the services required under Section I hereof, Client may determine to utilize consulting services of IHC for management and employee training at any given restaurant location in connection with pre-opening and grand opening of such location. In such instance, IHC will provide and supervise employee and management training, at the time of pre-opening and grand opening, as agreed upon by Client and IHC, for a fee of fifteen thousand dollars ($15,000
          U.S.) per  restaurant  location.  Such fee  shall be paid as  follows:
          One-third (I/a) of the fee, in the amount of $5,000.00 U.S. is due upon written authorization by Client for such training, one-third (1/3) of the fee, in the amount of $5,000.00 U.S. is due upon commencement of the training, and one-third (1/3) of the fee, in the amount of $5,000.00 is due upon completion of such training.

          In the event Client determines to utilize optional consulting services of IHC for management and employee training, Client may compensate IHC by options, warrants or payment in shares to IHC from time to time, subject to agreement by Client and IHC prior to the time any such optional consulting services are utilized.


     III. IHC Fee Schedule: The Fees required under Section 11 hereof shall be paid to IHC as follows:

          The consulting fee for each of the five restaurants, in the amount of ten thousand dollars ($10,000.00 U.S.) for each restaurant, is due one-third upon written authorization by Client of the assignment, one-third upon completion of the assignment, and one-third upon grand opening of the restaurant location.

          Past due balances are subject to an interest rate of 11/2% per month (18 percent annum).


     IV. Attorney's Fees: In the event that an action is brought by Client or IHC to enforce or interpret the provisions of this Agreement (including, but not limited to, the payment of Fees), the prevailing party shall be entitled to recover all costs, including attorney's fees, which the prevailing party incurs in such action, as well as, and in addition to, any other relief to which the prevailing party may be entitled.

     V. Severability: If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or such other documents, or the applications of such term, covenant or condition, to persons or circumstances other than those as to which it is help invalid or unenforceable shall not be affected thereby, and each term, covenant or condition of this Agreement or such other document shall be enforced to the fullest extent permitted by law.

          This Agreement is severable by Client, with or without cause, with at least 60 days' written notice to IHC.


     VI. Applicable State Law: This Agreement shall be construed under and governed by the laws of the State of Minnesota, in the United States, and all actions brought to enforce any item of this Agreement shall be so brought in the State of Minnesota.


     VII. Time: Time is the essence of this Agreement.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

CLIENT:

Elephant & Castle Group Inc.             Innovative Hospitality Concepts, Inc.


By: ________________________________     By: ___________________________________

    Jeffrey M. Barnett, President            Jon P. Taffer, President



                                                   Jon P. Taffer, an Individual,
                                                       (as his interests appear)



                                         By: ___________________________________

                                             Jon P. Taffer, President